Exhibit 10.4

TANGOE, INC.

AMENDED AND RESTATED

EMPLOYEE STOCK OPTION/STOCK ISSUANCE PLAN

Stock Option Award Agreement

You (the “Participant”) are hereby awarded the following stock option (the “Option”) to purchase Shares of Tangoe, Inc. (the “Company”), subject to the terms and conditions set forth in this Stock Option Award Agreement (the “Award Agreement”) and in the Tangoe, Inc. Amended and Restated Employee Stock Option/Stock Issuance Plan (the “Plan”), which is attached hereto as Exhibit B. You should carefully review the Plan, and consult with your personal financial advisor, before exercising this Option.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Award Agreement.  In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the “Board”) of Tangoe, Inc. or any Committee appointed by the Board to administer the Plan, and shall be final, conclusive and binding on all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Award Agreement.

1.             Variable Terms.  A description of the stock option awarded to you, whether it be an Incentive Stock Option (ISO)(1) or Non-Statutory Stock Option(2) (Non-ISO), is noted on the attached Exhibit A.  This Option shall have, and be interpreted according to, the following terms, subject to the provisions of the Plan in all instances:

2.             Term of Option.  The term of the Option will expire at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date reflected on Exhibit A.

3.             Manner of Exercise.  The Option shall be exercised by written Notice (as defined in paragraph 9 of this Award Agreement) to the Chief Financial Officer or the Company.  The Exercise Notice must state the number of Shares for which the Option is being exercised, must be signed by the Optionee, and must be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax.  This Option shall be deemed to be exercised upon receipt by the Company of such written Exercise Notice accompanied by the Exercise Price and payment of any applicable withholding tax. in the manner set forth in the Plan.  The amount of Shares for which the Option may be exercised is cumulative; that is, if you

(1)  If an ISO is awarded to a person owning more than 10% of the voting power of all classes of stock of the Company or of any Subsidiary, then the term of the Option cannot exceed 5 years and the exercise price must be at least 110% of the Fair Market Value (100% for any other employee who is receiving ISO awards).

(2)  The exercise price of a non-ISO must be at least 85% of the Fair Market Value.

Stock Option Award Agreement

Amended and Restated Employee Stock Option/Stock Issuance Plan

fail to exercise the Option for all of the Shares vested under the Option during any period set forth above, then any Shares subject to the Option that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of the Option pursuant to Sections 2 and 5 of this Award Agreement and the terms of the Plan. Fractional Shares may not be purchased.

4.             Method of Payment.  If this Option is designated as an ISO, payment of the exercise price for the Shares to be purchased upon exercise of this Option shall be by any of the following, or a combination thereof, at the election of the Participant: (a) cash, (b) check or (c) with the consent of the Committee, any other form of consideration permitted under Section 9(b) of the Plan.

5.             Special ISO Provisions.  If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a Non-ISO.  If you sell or otherwise dispose of Shares acquired upon the exercise of an ISO within 1 year from the date such Shares were acquired or 2 years from the Grant Date, you agree to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

6.             Termination of Continuous Service.  If your Continuous Service with the Company is terminated for any reason, this Option shall terminate on the date on which you cease to have any right3 to exercise the Option pursuant to the terms and conditions set forth in Section 10(b) of the Plan.

7.             Occurrence of a Change in Corporate Control.  Notwithstanding Section 14(c) of the Plan, if this Option is assumed or substituted by a Successor Corporation in a Change in Control, and your employment is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then your right to exercise this Option shall become fully vested and exercisable immediately prior to termination of your employment unless the Committee provides you with written notice that the Committee has decided, in its sole and absolute discretion, to accelerate such vesting as of an earlier date.

8.             Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the “Beneficiary”) to your interest in the Option awarded hereby.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.

9.             Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.  Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

Stock Option Award Agreement

Amended and Restated Employee Stock Option/Stock Issuance Plan

10.          Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

11.          Modifications.  This Award Agreement may be modified or amended at any time to accelerate the rate at which this Option may be exercised, to accelerate the vesting of this Option, to extend or renew this Option’s term, or to accept the cancellation of outstanding shares underlying the Option either for the granting of a new Option or for other substitute consideration, provided that you must consent in writing to any modification that adversely alters or impairs any of your rights or obligations under this Option.

12.          Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

13.          Severability.  Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

14.          Governing Law.  The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

15.          Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

16.          Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan by the Board or any Committee appointed by the Board to administer the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

17.          Taxes.  By signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any and all taxes that may arise in connection with this Award Agreement, including any taxes that may arise under Sections 409A or 4999 of the Code, and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes.

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Stock Option Award Agreement

Amended and Restated Employee Stock Option/Stock Issuance Plan

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Option is awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

TANGOE, INC.

By:
Name:
Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:

Name of Participant:

TANGOE, INC.
AMENDED AND RESTATED
EMPLOYEE STOCK OPTION/STOCK ISSUANCE PLAN

Exhibit A
Stock Option Award Details
(see insert)

TANGOE, INC.
AMENDED AND RESTATED
EMPLOYEE STOCK OPTION/STOCK ISSUANCE PLAN

Exhibit B
Plan Document

TANGOE, INC.
AMENDED AND RESTATED
EMPLOYEE STOCK OPTION/STOCK ISSUANCE PLAN

Exhibit C
Designation of Beneficiary

In connection with the STOCK OPTION AWARD AGREEMENT (the “Award Agreement”) entered into on                                     , 20       , between Tangoe, Inc. (the “Company”) and                                          , an individual residing at                                                                (the “Participant”), you hereby designate the person specified below as the beneficiary of the Participant’s interest in a stock option to purchase                Shares (as defined in the Amended and Restated Employee Stock Option/Stock Issuance Plan) of the Company awarded pursuant to the Award Agreement. This designation shall remain in effect until revoked in writing by the Participant.

Name of Beneficiary:

Address:

Social Security No.:

You understand that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by you, including by delivery to the Company of a written designation of beneficiary executed by you on a later date.

Date:

By:
[Participant Name]

Sworn to before me this

                   day of                    , 20

Notary Public

County of

State of